Exhibit 99.1

Contacts:	Thomas C. Wilder
Micro Therapeutics, Inc.
949/837-3700

Rob Whetstone/Robert Jaffe
PondelWilkinson Inc.
310/279-5963

MICRO THERAPEUTICS REPORTS 50% NET SALES INCREASE

FOR 2005 FIRST QUARTER

– Conference Call Scheduled for Today at 1:30 p.m. PDT;

Simultaneous Webcast at www.1mti.com –

Irvine, Calif. – April 28, 2005 – Micro Therapeutics, Inc. (MTI) (NASDAQ:MTIX) today reported financial results for the first quarter ended April 3, 2005.

For the 2005 first quarter, net sales increased to $11.4 million, a 50% increase over net sales of $7.6 million in the comparable period a year ago. Net sales of MTI’s neuro access and delivery products, which include the company’s portfolio of microcatheters, guidewires and balloons, rose 46% to $6.7 million compared with $4.6 million in the 2004 first quarter. Net sales of neuro embolic products, comprised of the Sapphire and NXT families of detachable coils and Onyx®, the company’s proprietary liquid embolic material, increased 75% to $3.9 million compared with $2.2 million in the 2004 first quarter. Revenue performance in geographic markets continued to demonstrate broad-based growth, with net sales in the U.S. increasing 55% to $4.2 million and international net sales growing 48% to $7.2 million, compared to respective net sales in the first quarter of 2004.

“The increase in net sales was driven primarily by our growing portfolio of neurovascular products and expanding global distribution capability,” said Tom Wilder, MTI President and Chief Executive Officer. “We are especially pleased with the market acceptance and sales performance of our new products including the Echelon family of access and delivery catheters and the Tetris framing coil.”

For the first quarter of 2005, operating loss was $3.7 million, representing a 41% reduction versus the year-ago first quarter. This operating performance improvement was led by an increase in gross margin to 64%, up from 55% in the year-ago first quarter. Total operating expenses increased 6%, or $650,000, versus the year-ago first quarter. Operating expenses in the first quarter of 2005 benefited from the receipt of approximately $950,000 resulting from a favorable interim settlement reached in connection with

-more-

Micro Therapeutics, Inc.

2-2-2

intellectual property matters in the United Kingdom. Excluding litigation expense in both periods, total operating expenses increased 25% reflecting the overall growth of the company.

Tom Wilder continued, “We also are encouraged by the significant improvement to our first quarter operating performance, particularly our gross margin, which was aided by both volume growth and the recent consolidation of our manufacturing operations.”

Net loss for the 2005 first quarter was $63,000, or less than $0.01 per share, compared with a net loss of $12.3 million, or $0.31 per share, in the first quarter of 2004. The financial results for the first quarter of 2005 include a gain from the receipt of $3.7 million as a result of the sale of certain assets of Genyx Medical, a company in which MTI held an equity interest, to C.R. Bard. The financial results for the first quarter of 2004 include a $6.3 million non-cash charge related to the value ascribed to the conversion feature of the $17 million of notes exchanged for shares of MTI’s common stock in January 2004. Weighted average shares outstanding for the 2005 and 2004 first quarters were 48.4 million and 39.5 million, respectively.

About Micro Therapeutics, Inc.

Micro Therapeutics develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disease. The company is focused on catheter-based, or endovascular, technologies for the minimally invasive treatment of neurovascular disorders of the brain associated with stroke. MTI’s products include the Sapphire and NXT lines of embolic coils, the Onyx® liquid embolic, and a range of access and delivery products that include microcatheters, balloon systems and guidewires which allow access to small, remote blood vessels.

Conference Call Information and Forward-Looking Statements

The company will host a conference call today with interested parties beginning at 1:30 p.m. PDT to review the results of operations for the first quarter of 2005 and other recent events. Discussions during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s revenues, margins, operating expenses, distribution arrangements, clinical studies, regulatory status, and financial position, and comments the company may make about its future in response to questions from participants on the conference call. Any interested party may listen to the conference call through a live audio Internet broadcast at www.1mti.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at www.1mti.com for approximately one year.

-more-

Micro Therapeutics, Inc.

3-3-3

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order: product demand and market acceptance, the impact of competitive products and pricing, effectiveness and pace of current and future product development, success of clinical testing, the impact of intellectual property litigation and regulatory approval. More detailed information on these and additional factors which could affect Micro Therapeutics, Inc.’s operating and financial results are described in the company’s Forms 10-QSB, 10-KSB, and other reports, filed or to be filed with the Securities and Exchange Commission. Micro Therapeutics, Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Micro Therapeutics, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

# # #

FINANCIAL TABLES FOLLOW

MICRO THERAPEUTICS, INC.

Statement of Operations Data

(unaudited)

	Three Months Ended
	April 3, 2005	April 4, 2004
Net sales	$11,385,000	$7,574,000
Cost of sales	4,061,000	3,388,000

Gross profit	7,324,000	4,186,000

Operating expenses:
Research & development	3,537,000	3,838,000
Selling, general & administrative	7,440,000	6,489,000

Total operating expenses	10,977,000	10,327,000

Loss from operations	(3,653,000)	(6,141,000)

Other income (expense)
Amortization of conversion feature of notes	—	(6,190,000)
Gain on sale of investment	3,733,000	—
Foreign currency transaction gain (loss)	(312,000)	37,000
Other, net	171,000	(46,000)

Total other income (expense)	3,592,000	(6,199,000)

Loss before income taxes	(61,000)	(12,340,000)
Income tax expense	2,000	2,000

Net loss	(63,000)	(12,342,000)

Other comprehensive income
Foreign currency translation gain	397,000	131,000

Total other comprehensive gain	397,000	131,000

Comprehensive income (loss)	$334,000	$(12,211,000)

Per share information
Net loss available to common stockholders	$(63,000)	$(12,342,000)
Net loss per share (basic and diluted)	$(0.00)	$(0.31)
Weighted average shares outstanding	48,426,000	39,505,000

MICRO THERAPEUTICS, INC.

Selected Balance Sheet Data

(unaudited)

	April 3, 2005	April 4, 2004
Cash and cash equivalents	$12,940,000	$9,442,000
Working capital	$17,501,000	$12,173,000
Total assets	$61,049,000	$54,428,000
Accumulated deficit	$(146,277,000)	$(121,106,000)
Total stockholders’ equity	$48,379,000	$42,830,000

MICRO THERAPEUTICS, INC.

Net Sales by Product Line and Geographic Markets

(unaudited)

	Three Months Ended
	April 3, 2005	April 4, 2004
Product Line
Embolic products	$3,918,000	$2,234,000
Neuro access and delivery products	6,732,000	4,617,000
Peripheral blood clot therapy and other products	735,000	723,000

Total net sales	$11,385,000	$7,574,000

Geographic Markets
United States	$4,184,000	$2,698,000
International	7,201,000	4,876,000

Total net sales	$11,385,000	$7,574,000